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                                                                      EXHIBIT 11

STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                        Quarter Ended
                                                          March 31,
                                                   -------------------------

                                                      2000          1999
                                                   -----------   -----------
Diluted net income per share:

   Net income to common shareholders               $ 2,540,000   $ 1,767,000

   Average number of shares outstanding             10,507,313    11,500,000
   Net effect of dilutive stock options-based on
     treasury stock method                                 N/A           N/A

                                                   -----------   -----------
   Total average shares                             10,507,313    11,500,000
                                                   ===========   ===========


   Diluted net income per share                    $      0.24   $      0.15


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